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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-04237, 333-04239 and 333-04241) of First
Alert, Inc. of our report dated March 21, 1997, which appears on page 24 of the Annual Report to Stockholders of First Alert, Inc. which is incorporated by reference in First Alert, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 22 of this Form 10-K.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP


Chicago, Illinois
March 27, 1997